SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2003

Commission File No. 0-16992

CONCORDE CAREER COLLEGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-1440321
(State of other jurisdiction of Incorporation or Organization)	(I. R. S. Employer Identification Number)

5800 Foxridge, Suite 500, Mission, Kansas,	66202
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (913) 831-9977

ITEM 7.	Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this document.

99.1	Press release of Concorde Career Colleges, Inc., issued October 28, 2003, reporting results of operations for the quarter and nine months ended September 30, 2003.

ITEM 12.	Regulation FD Disclosure

On October 28, 2003 Concorde Career Colleges, Inc. (the “Company”) issued a press release announcing its 2003 third quarter and nine month results. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 12, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCORDE CAREER COLLEGES, INC.

DATED: October 28, 2003

By:	/s/ Jack L. Brozman

Jack L. Brozman, Chief Executive Officer

By:	/s/ Paul R. Gardner

Paul R. Gardner, Chief Financial Officer

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